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                                                                Exhibit 10.39.06


                    SIXTH AMENDMENT TO STOCK OPTION AGREEMENT

         THIS SIXTH AMENDMENT TO STOCK OPTION AGREEMENT ("Sixth Amendment") is made as of the 30th day of October, 2000 by and between eUniverse, Inc., a Nevada corporation (the "Company") and Charles Beilman, an individual residing in Wallingford, Connecticut ("Beilman").

                                    RECITALS:

         1. The Company and Beilman have executed that certain Stock Option Agreement dated as of the 26th day of January, 2000 (the "Stock Option Agreement") as amended by the First, Second, Third, Fourth and Fifth Amendments to Stock Option Agreement dated March 31, 2000, May 31, 2000, June 16, 2000, July 31, 2000 and October 10, 2000, respectively.

         2. As of the date of this Sixth Amendment to Stock Option Agreement, the Company and/or its designee has exercised the right to purchase, as reflected in that certain Stock Purchase Agreement by and between the Company (or its assignee) and Beilman dated as of the 16th day of June, 2000, 100,000 of the 2,425,000 shares originally optioned under the Stock Option Agreement.

         3. Pursuant to that certain letter agreement by and between the Company, Take-Two Interactive Software, Inc. and Beilman dated of equal date herewith, the Company released 1,333,333 million of the 2,425,000 shares originally optioned under the Stock Option Agreement, resulting in 991,667 Company shares still beneficially owned by Beilman that are subject to this Stock Option Agreement.

         3. The parties desire to amend the Stock Option Agreement as set forth below.

                                   AGREEMENT:

         In consideration of the covenants and agreements contained in the Stock Option Agreement and this Sixth Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT TO STOCK OPTION AGREEMENT. The Stock Option Agreement is hereby amended as follows:

         A. By deleting the first sentence of Section 1.2(a) thereof and inserting in lieu thereof the following:

         "(a) The Option may be exercised from time to time by the Company for all, or less than all, of the Shares of the Common Stock subject to this Option at any time during the





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period beginning with the date of this Agreement and ending on March 1, 2001
(the "Option Period")."


2.       MISCELLANEOUS.

         A. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Option Agreement.

         B. Except as otherwise provided herein, the terms and conditions of the Stock Option Agreement shall remain in full force and effect. Nothing herein shall be construed to abrogate the aforementioned Stock Purchase Agreement or the Escrow Agreement by and between the Company, Beilman and Martin, Lucas & Chioffi, LLP f/k/a Martin, Gasparrini & Chioffi, LLP dated as of June 16, 2000.

         IN WITNESS WHEREOF, the parties have executed or have caused their duly authorized representatives to execute this Agreement the day and year first above written.


                                                /s/ Charles Beilman
                                                --------------------------------
                                                Charles Beilman
                                                32 Cooke Road
                                                Wallingford, CT  06492


eUniverse, Inc.

By: /s/ Brad Greenspan
    -------------------------
Its: Chairman


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